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                                LEASE AGREEMENT


                                    Between

                       S.W. Austin Office Building Ltd.,

                                  as Landlord,


                                      and


                           Silicon Laboratories, Inc.
                            a Delaware corporation,

                                   as Tenant,


                Covering approximately 37,800 gross square feet
                            of the Building known as


                            Austin Industrial Center


                                   located at

                             4609 Southwest Parkway
                              Austin, Texas 78735.

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STANDARD INDUSTRIAL LEASE AGREEMENT

                                          Approximately 37,800 gross square feet
                                                1609 Southwest Parkway Suite 100
                                                             Austin, Texas 78735

                                LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between S.W. AUSTIN
OFFICE BUILDING, LTD., A TEXAS LIMITED PARTNERSHIP, hereinafter referred to as "LANDLORD", and SILICON LABORATORIES, INC., A DELAWARE CORPORATION, hereinafter referred to as "TENANT".

PREAMBLE

        Landlord intends to construct an office/warehouse building containing approximately 37,800 square feet of space (the "BUILDING") on the tract of land located at 4609 southwest Parkway, Austin, Texas, legally described on EXHIBIT "A" attached hereto and incorporated herein by reference for all purposes (the "PROPERTY"), together with certain exterior and interior amenities and features (collectively, the "PROJECT"). Landlord intends to construct the Project substantially in accordance with the Plans for the Project (hereinafter defined). The term "PROJECT" shall mean the base building, all parking areas, exterior features and amenities as reflected on the Plans for the Project and all common area interior finishes, as generally set forth on EXHIBIT "B" attached hereto. The term "PROJECT" does not include the finish out or improvements to the tenant spaces in the Building. The completed construction drawings and plans and specifications for the Project shall be referred to herein as the "PLANS FOR THE PROJECT". The Plans for the Project shall be based on the schematic plans and specifications attached hereto as EXHIBIT "B" and by this reference made a part hereof.

1, PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, certain leased premises situated within the County of Travis, State of Texas, as more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference (the "PREMISES"), to have and to hold, subject to the terms, covenants and conditions in this Lease. The term of this Lease shall commence on the Commencement Date hereinafter set forth and shall end on the last day of the month that is eighty-four (84) months after the Commencement Date.

        A. EXISTING BUILDING AND IMPROVEMENTS. If no material improvements are to be constructed to the Premises, the "COMMENCEMENT DATE" shall be October 1, 1998. In such event, Tenant acknowledges that (i) it has inspected and accepts the Premises in its "as is" condition, (ii) the buildings and improvements comprising the same are suitable for the purpose for which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) no representations as to the repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord (unless otherwise expressly set forth in this Lease).

         B. BUILDING OR IMPROVEMENTS TO BE CONSTRUCTED. If the Premises or part thereof are to be constructed, the Commencement Date shall be deemed to be the earliest of: (i) the date upon which the Interior Improvements (defined on EXHIBIT "C" attached hereto) to Premises which are to be erected in accordance with the Interior Improvements Plans (defined on EXHIBIT "C" attached hereto) have been substantially completed; (ii) the date on which the Interior Improvements to the Premises would have been substantially completed but for delays caused directly or indirectly by Tenant, including Interior Improvements Plans delays or change orders; or (iii) the date on which Tenant occupies any part of the Premises. Landlord and Tenant anticipate that the Premises and the Interior Improvements will be substantially complete by November 18, 1998. As used herein, the term "SUBSTANTIALLY COMPLETED", "SUBSTANTIALLY COMPLETE" and "SUBSTANTIAL COMPLETION" shall mean that, in the opinion of the architect or space planner that prepared the Interior Improvements Plans, such improvements have been completed in accordance with the Interior Improvements Plans, the City of Austin has issued a temporary certificate of occupancy for the Premises and the Premises are in good and satisfactory condition, with the exception of completion of minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use of the Premises remain to be performed (items normally referred to as "PUNCH LIST" items). Landlord and Tenant shall complete one punch list inspection and Landlord shall complete and/or correct such punch list items within a reasonable period of time after such inspection. As soon as the Interior Improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred; provided, however, that in no event will the Commencement Date occur prior to October 1, 1998 (unless Tenant occupies the Premises prior to October 1, 1998), without the written consent of Tenant.

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                                                       Date 6/25/98   6/26/98
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        C. PARKING. Tenant and its employees, customers and licensees, in common with Landlord and Landlord's agents, employees, contractors and subcontractors, shall have the right to use for automobile parking the entirety of the parking areas constructed for the Project, subject to (i) all rules and regulations promulgated by Landlord, and (ii) rights of ingress and egress of others as designated by Landlord. Subject to the foregoing and any applicable laws and ordinances, Tenant may additionally park on any private streets which are included in the Project. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties and Tenant expressly does not have the right to tow or obstruct improperly parked vehicles. Tenant agrees not to park on any public streets adjacent to or in the vicinity of the Premises.

2.      BASE RENT, SECURITY DEPOSIT AND ESCROW DEPOSITS.

        A. BASE RENT. Tenant agrees to pay Landlord rent for the Premises, in advance, without demand, deduction or set off, at the rate of thirty-seven thousand eight hundred dollars ($37,800.00) per month during Year 1 of the initial term hereof, thirty-seven thousand eight hundred dollars ($37,800.00) per month during Year 2 of the initial term hereof, thirty-seven thousand eight hundred dollars ($37,800.00) per month during Year 3 of the initial term hereof, thirty-nine thousand three hundred seventy-five and No/100 dollars ($39,375.00) per month during Year 4 of the initial term hereof, thirty-nine thousand three hundred seventy-five and No/100 dollars ($39,375.00) per month during Year 5 of the initial term hereof, forty thousand nine hundred fifty and No/l00 dollars ($40,950.00) per month during Year 6 of the initial term hereof and forty thousand nine hundred fifty and No/100 dollars ($40,950.00) per month during Year 7 of the initial term hereof. One such monthly installment, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof, and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated.

        B. SECURITY DEPOSIT.

                (i) CASH PORTION OF SECURITY DEPOSIT. Tenant agrees to deposit with Landlord on the date of execution hereof the sum of one hundred thirteen thousand four hundred and no/100 dollars ($113,400.00), which shall be held by Landlord, without obligation for interest, as partial security for the performance of Tenant's obligations under this Lease.

                (ii) LETTER OF CREDIT PORTION OF SECURITY DEPOSIT. Prior to the commencement of construction of the Interior Improvements, as an additional Security Deposit, Tenant shall provide Landlord with an irrevocable letter of credit (the "LETTER OF CREDIT") in the amount of $453,600.00 issued by a bank acceptable to Landlord, naming Landlord as the Beneficiary thereof. The Letter of Credit shall provide that Landlord may draw the full face amount thereof upon the presentation of the original of the Letter of Credit together with a sworn affidavit by Landlord (or an officer of Landlord) stating that Tenant is in default hereunder and that all cure periods relating to such default have expired. The Letter of Credit shall also provide that it may be drawn in full by Landlord in the same manner if at any time prior to the expiration of this Lease the Letter of Credit is within thirty (30) days of expiring and a replacement or extension thereof has not been furnished to Landlord. The Letter of Credit, including, without limitation, the form thereof, and all extensions and renewals thereof, shall otherwise be acceptable to Landlord in all respects. Tenant covenants to continuously keep the Letter of Credit in full force and effect and failure to do so shall constitute an Event of Default hereunder. The Letter of Credit shall be assignable and transferrable to Landlord's mortgage lender. In the event Landlord ever draws on the Letter of Credit, Landlord may thereafter retain all proceeds thereof in the form of cash in the same manner as the funds deposited with Landlord under paragraph 2B(i) hereof and Landlord shall have no obligation to refund such proceeds in exchange for a replacement Letter of Credit.

                (iii) SECURITY DEPOSIT GENERALLY. The term "SECURITY DEPOSIT", when used in this Lease, shall mean the cash portion of the Security Deposit as described in paragraph 2B(i), above and/or the Letter of Credit portion of the Security Deposit as described in paragraph 2B(ii), above. It is expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Landlord may commingle the Security Deposit with Landlord's other funds. Upon occurrence of an Event of Default, Landlord may use all or any part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease or the cost of any other damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. On demand after application of any portion of the Security Deposit, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the property of Landlord, but any remaining balance of the Security Deposit shall be returned by Landlord to Tenant when all of Tenant's present and future obligations under this Lease have been fulfilled. If Landlord transfers its interest in the Building during the term of this Lease, Landlord shall assign any unforfeited portion of the Security Deposit to the transferee if the transferee executes and delivers a letter to Tenant acknowledging receipt of the Security Deposit and liability for the same, and expressly assumes all obligations of Landlord under this Lease.

                                          Initial /s/ [Illegible]  [Illegible]
                                                 ----------------  -----------
                                                        Date 6/25/98   6/26/98
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                (iv) REDUCTION OF LETTER OF CREDIT. The following shall be the conditions to a reduction in the amount of the Letter of Credit:

                (1) If Tenant achieves four (4) consecutive increasingly profitable quarters that reach an aggregate minimum net profit of $2,500,000.00, based on generally accepted accounting principles, consistently applied (the "MINIMUM PERFORMANCE CRITERIA"), the Letter of Credit may be reduced by $66,600.00;

                (2) At such time thereafter as Tenant achieves a minimum aggregate net profit of $2,500,000.00 during four (4) consecutive quarters (not including any of the four quarters used in paragraph 2B(iv)(1), above), based on generally accepted accounting principles, consistently applied, the Letter of Credit may be reduced by an additional $66,600.00; and

                (3) At such time thereafter as Tenant achieves a minimum aggregate net profit of $2,500,000.00 during four (4) consecutive quarters (not including any of the four quarters used in paragraph 2B(iv)(2), above), based on generally accepted accounting principles, consistently applied, the Letter of Credit may be reduced by an additional $66,600.00.

                (4) The remainder of the Letter of Credit shall not be subject to further reductions.


         C. ESCROW DEPOSITS. Without limiting in any way Tenant's other obligations under this Lease, Tenant agrees to pay to Landlord its Proportionate Share (as defined in this Paragraph 2C) of (i) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 3A, below, (ii) the cost of utilities payable by Landlord pursuant to Paragraph 3, below, (iii) Landlord's cost of maintaining insurance pursuant to Paragraph 9A, below, and (iv) Landlord's cost of maintaining the Premises pursuant to paragraph 5C, below and any common area charges payable by Tenant in accordance with Paragraph 4B, below (collectively, the "TENANT COSTS"). During each month of the term of this Lease, on the same day that rent is due hereunder, Tenant shall deposit in escrow with Landlord an amount equal to one-twelfth (1/12) of the estimated amount of Tenant's Proportionate Share of the Tenant Costs. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such Tenant Costs. The initial monthly escrow payments are based upon the estimated amounts for the year in question and shall be increased or decreased annually to reflect the projected actual amounts of all Tenant Costs. If the Tenant's total escrow deposits for any calendar year are less than Tenant's actual Proportionate Share of the Tenant Costs for such calendar year, Tenant shall pay the difference to Landlord within ten (10) days after demand. If the total escrow deposits of Tenant for any calendar year are more than Tenant's actual Proportionate Share of the Tenant Costs for such calendar year, Landlord shall retain such excess and credit it against Tenant's escrow deposits next maturing after such determination. Tenant's "PROPORTIONATE SHARE" with respect to the Building, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in the entire Building. In the event the Premises or the Building is part of a project or business park owned, managed or leased by Landlord or an affiliate of Landlord (the "PROJECT"), Tenant's "PROPORTIONATE SHARE" with respect to the Project, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in all of the buildings (including the Building) within the Project.

3.      TAXES

        A. REAL PROPERTY TAXES. Subject to reimbursement under Paragraph 2C herein, Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "TAXES") that accrue against the Premises, the Building and/or the Property. If at any time during the term of this Lease there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Property, the Building or any other improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based shall be deemed to be included in the term "Taxes" for the purposes hereof. The Landlord shall have the right to employ a tax-consulting firm to attempt to assure a fair tax burden on the real property within the applicable taxing jurisdiction. Tenant agrees to pay its Proportionate Share of the cost of such consultant.

        B. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in or on the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then Tenant shall pay to Landlord, upon demand, the amount of such taxes.

4.      LANDLORD'S REPAIRS AND MAINTENANCE.

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                                                        Date 6/25/98   6/26/98
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                                       3
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        A. STRUCTURAL REPAIRS. Landlord, at its own cost and expense, shall maintain the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excluded. The term "walls" as used herein shall not include windows, glass or plate glass, any doors, special store fronts or office entries, and the term "foundation" as used herein shall not include loading docks. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to effect such repairs or cure such defect.

        B. TENANT'S SHARE OF COMMON AREA CHARGES. Tenant agrees to pay its Proportionate Share of the cost of (i) maintenance and/or landscaping (including both maintenance and replacement of landscaping) of any property that is a part of the Building and/or the Project; (ii) operating, maintaining and repairing any property, facilities or services (including without limitation utilities and insurance therefor) provided for the use or benefit of Tenant or the common use or benefit of Tenant and other lessees of the Project or the Building; and (iii) an administrative fee of fifteen percent (15%) of all common area maintenance charges.

5.      TENANT'S REPAIRS.

         A. MAINTENANCE OF PREMISES AND APPURTENANCES. Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises and promptly make all necessary repairs and replacements to the Premises (except those for which Landlord is expressly responsible hereunder), and (ii) keep the parking areas, driveways and alleys surrounding the Premises in a clean and sanitary condition. Tenant's obligation to maintain, repair and make replacements to the Premises shall cover, but not be limited to, pest control, trash removal and the maintenance, repair and replacement of all HVAC, electrical, plumbing, sprinkler and other mechanical systems.

        B. SYSTEM MAINTENANCE. Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises.

        C. OPTION TO MAINTAIN PREMISES. Landlord reserves the right to perform, in whole or in part and without notice to Tenant, maintenance, repairs and replacements to the Premises, paving, common area, landscape, exterior painting, common sewage line plumbing and any other items that are otherwise Tenant's obligations under this Section 5, in which event, Tenant shall be liable for its Proportionate Share of the cost and expense of such repair, replacement, maintenance and other such items.

6.      ALTERATIONS.

Tenant shall not make any alterations, additions or improvements to the premises without the prior written consent of Landlord. Tenant at its own cost and expense, may erect such shelves, bins, furniture, machinery, liquid nitrogen piping and associated equipment (including a tank and compressor outside the Building), alternate fire suppression system and other trade fixtures as it desires, provided that (i) such items do not alter the basic character of the Premises or the Building, (ii) such items do not overload or damage the Building or any Building systems, (iii) such items may be removed without injury to the Premises, and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. Tenant shall be responsible for the compliance of all of its alterations, additions and improvements to the Premises with the Americans With Disabilities Act of 1990 and the Texas Architectural Barriers Act. Except for removable furniture, fixtures and equipment, raised computer floor(s), cubical furniture, liquid nitrogen piping and associated equipment (including outside tank and compressor), alternate fire suppression system and de-mountable interior wall panels, all alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Landlord immediately upon installation. All shelves, bins, furniture, machinery, liquid nitrogen piping and associated equipment (including exterior tank and compressor), raised computer floor(s), cubical furniture, alternate fire suppression system(s) and removable trade fixtures installed by Tenant shall be the Property of Tenant and shall be removed by Tenant on or before the earlier to occur of the day of termination or expiration of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to the condition which existed as of the completion of the Interior Improvements [specifically excluding liquid nitrogen piping and associated equipment (including exterior tank and compressor) and alternate fire suppression system(s)], reasonable wear and tear excepted. All alterations, installations, removals and restorations shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building or other improvements situated on the Premises or of which the Premises are a part.

7.      SIGNS.

Any signage Tenant desires shall be subject to Landlord's written approval and shall be submitted to Landlord prior to installation. Tenant shall repair, paint and/or replace the Building fascia surface to which its signs are attached upon Tenant's vacating the Premises or the removal or alteration of its signage. Tenant shall not, without Landlord's

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                                                        Date 6/25/98   6/26/98
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prior written consent, (i) make any changes to the exterior of the Building or the Premises, such as painting; (ii) install any exterior lights, decorations, balloons, flags, pennants or banners; or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord or shall be otherwise subject to Landlord's prior written consent.

8.      UTILITIES.

Landlord agrees to provide water, electricity and wastewater service to the Premises. Electrical service to the Building shall be at least three phase, 480 volt, 1,000 amperes, 20 watts per square foot. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises and any maintenance charges for utilities. Landlord shall have the right to cause any of said services to be separately metered to Tenant, at Tenant's expense. Tenant shall pay its prorata share, as reasonably determined by Landlord, of all charges for jointly metered utilities. Landlord shall not be liable for any interruption or failure of utility service on the Premises, and Tenant shall have no rights or claims as a result of any such failure, however, Landlord will use its diligent good faith efforts to restore any such failure of utility service as soon as reasonably practicable. In the event water is not separately metered to Tenant, Tenant agrees that it will not use the water and sewer capacity for uses other than normal domestic restroom and kitchen usage, and Tenant further agrees to reimburse Landlord for the entire amount of common water and sewer costs as additional rental if, in fact, Tenant uses water or sewer capacity for uses other than normal domestic restroom and kitchen uses without first obtaining Landlord's written permission, including but not limited to the cost for acquiring additional sewer capacity to service Tenant's excess sewer use. Furthermore, Tenant agrees in such event to install its own expense a submeter to determine Tenant's usage.

9.      INSURANCE.

        A. LANDLORD'S INSURANCE. Subject to reimbursement under Paragraph 2C herein, Landlord shall maintain insurance covering the Building in an amount not less than eighty percent (80%) of the "replacement cost" thereof, insuring against the perils of fire, lightning, extended coverage, vandalism and malicious mischief. Landlord, at Landlord's election, may carry insurance in such additional amounts and coverages as Landlord may deem prudent from time to time and the cost of such additional insurance shall likewise be reimbursable under Paragraph 2C hereof.

        B. TENANT'S INSURANCE. Tenant, at its own expense, shall maintain during the term of this lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and One Million Dollars ($ 1,000,000.00) per occurrence and One Million Dollars ($1,000,000.00) in the aggregate for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, shall also maintain during the term of this Lease fire and extended coverage insurance covering the replacement cost of (i) all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant; and (ii) Tenant's personal property contained within the Premises. Said policies shall
(i) name the Landlord as an additional insured and insure Landlord's contingent liability under or in connection with this Lease (except for worker's compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord); (ii) be issued by an insurance company which is acceptable to Landlord; and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice has been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant on or before the Commencement Date and upon each renewal of said insurance.

        C. PROHIBITED USES. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk or cost thereof, or (iii) cause the disallowance of any sprinkler credits; including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises or the Building is caused by Tenant's use of the Premises or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord upon demand therefor.

10.     FIRE AND CASUALTY DAMAGE.

        A. TOTAL OR SUBSTANTIAL DAMAGE AND DESTRUCTION. If the Premises or the Building should be damaged or destroyed by fire or other peril, Tenant shall immediately give written notice to Landlord of such damage or destruction. If the Premises or the Building should be totally destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above, or if they should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage or after such completion there would not be enough time remaining under the terms of this Lease to fully


                                                       Initial NSS [ILLEGIBLE]
                                                       Date  6/25/98  6/26/98
amortize such rebuilding or repairs, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

        B. PARTIAL DAMAGE OR DESTRUCTION. If the Premises or the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above and, in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of such damage, then this Lease shall not terminate and Landlord shall substantially restore the Premises to its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in or about the Premises for the benefit of, by or for Tenant.

        C. LIENHOLDERS' RIGHTS IN PROCEEDS. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen
(15) days after such requirement is made known to Landlord by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

        D. WAIVER OF SUBROGATION. Notwithstanding anything in this lease to the contrary, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action against each other, or their respective agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building or personal property (Building contents) within the Building and/or Premises, for any reason regardless of cause or origin. Each party to this Lease agrees immediately after execution of this Lease to give written notice of the terms of the mutual waivers contained in this subparagraph to each insurance company that has issued to such party policies of fire and extended coverage insurance and to have the insurance policies properly endorsed to provide that the carriers of such policies waive all rights of recovery under subrogation or otherwise against the other party.

11.     LIABILITY AND INDEMNIFICATION.

Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof, the Building and/or other common areas, the use of which Tenant may have in accordance with this Lease, if (and only if) such injury or damage shall be caused in whole or in part by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees; (ii) arising from the conduct or management of any work done by the Tenant in or about the Premises;
(iii) arising from transactions of the Tenant; and (iv) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this Paragraph 11 shall survive the expiration or termination of this Lease. Landlord shall not be liable in any event for personal injury or loss of Tenant's property caused by fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosion, interruption of utilities or other occurrences. LANDLORD STRONGLY RECOMMENDS THAT TENANT SECURE TENANT'S OWN INSURANCE IN EXCESS OF THE AMOUNTS REQUIRED ELSEWHERE IN THIS LEASE TO PROTECT AGAINST THE ABOVE OCCURRENCES IF TENANT DESIRES ADDITIONAL COVERAGE FOR SUCH RISKS. Tenant shall give prompt notice to Landlord of any significant accidents involving injury to persons or property. Furthermore, Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or from the public areas of the Building or the Project, regardless of whether such loss occurs when the area is locked against entry. Landlord shall not be liable to Tenant or Tenant's employees, customers or invitees for any damages or losses to persons or property caused by any lessees in the Building or the Project and/or any personal injury or property damage caused thereby. Landlord may, but is not obligated to, enter into agreements with third parties for the provision, monitoring, maintenance and repair of any courtesy patrols or similar services or fire protective systems and equipment and, to the extent same is provided at Landlord's sole discretion, Landlord shall not be liable to Tenant for any damages, costs or expenses which occur for any reason in the event any such system or equipment is not properly installed, monitored or maintained or any such services are not property provided. Landlord shall use reasonable diligence in the maintenance of lighting furnished by Landlord, if any, in the parking garage or parking areas servicing the Premises, and Landlord shall not be responsible for additional lighting or any security measures in the Project, the Premises, the parking garage or other parking areas.

12.     USE.

Subject to the other provisions of this Lease, Tenant may use the Premises for the purpose of conducting a manufacturing and testing services facility as permitted under the IP-CO zoning of the Property, together with attendant office areas and dining amenities, and for such other purposes as are permitted by the applicable zoning restrictions of the Property. Outside storage, including without limitation storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and shall promptly comply with all governmental orders and


                                                       Initial NSS [ILLEGIBLE]
                                                       Date  6/25/98  6/26/98
directives for the correction, prevention and abatement of nuisances in, upon or connected with the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or the tenants of other buildings in the vicinity of the Building or the Project.

13. HAZARDOUS SUBSTANCES.

        A. REGULATION OF HAZARDOUS SUBSTANCES AND INDEMNITY. The term "HAZARDOUS SUBSTANCES", as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous substances, substances that are reactive, corrosive or ignitable, radioactive materials, asbestos, polychlorobiphenyls, petroleum and petroleum distillates and any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local statute, ordinance, regulation or other law of a governmental or quasi-governmental authority relating to pollution or protection of the environment or the regulation of the storage or handling of Hazardous Substances. Tenant hereby agrees that: (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "PERMITTED ACTIVITIES"), provided said Permitted Activities are conducted in accordance with all Environmental laws and have been approved in advance in writing by Landlord and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances, except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "PERMITTED MATERIALS"), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and have been approved in advance in writing by Landlord, and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of any time may constitute, a public or private nuisance; and (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required clean-up procedures shall be diligently undertaken by Tenant at its sole cost pursuant to all Environmental Laws. Landlord and Landlord's representatives shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of any Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord's sole opinion, that any Permitted Materials are being improperly stored, used or disposed of, or that any non-Permitted Materials are present on the Premises, then Tenant shall immediately take such corrective action as requested be Landlord. Should Tenant fail to take such corrective action within twenty four (24) hours, Landlord shall have the right to perform such work and Tenant shall reimburse Landlord, on demand, for any and all costs associated with said work. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Project, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term hereof and arising as a result of any contamination, Hazardous Substance release or spill by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Project, including, without limitation, any Permitted Materials, by any of its agents, employees, guests, invitees, contractors, subcontractors or subtenants which results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Project to the condition existing prior to the presence of any such Hazardous Substance on the Project. Tenant shall first obtain Landlord's approval for any such remedial action. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

         B. LANDLORD'S REPRESENTATIONS AND OBLIGATIONS. Landlord hereby represents and warrants to Tenant that, to Landlord's current actual knowledge, and based solely upon that certain Environmental Site Assessment Report, dated June 25, 1998, as of the date hereof there are no Hazardous Substances present or stored on, in or about the Project and there is no Hazardous Substance contamination on the Project or any portion thereof. Landlord shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on or in the Project by Landlord or Landlord's agents, employees, guests, invitees, contractors, or subcontractors. If Hazardous Substances are used, stored, generated or disposed of by Landlord or Landlord's agents, employees, guests, invitees, contractors, or subcontractors (specifically excluding Tenant and Tenant's agents, employees, guests, invitees, contractors, or subcontractors) on or in the Project, or if the Project becomes contaminated in any way by Landlord or Landlord's agents, employees, guests, invitees, contractors, or subcontractors (specifically excluding Tenant and Tenant's agents, employees, guests, invitees, contractors, or subcontractors), Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, and any and all sums paid for settlement of claims, attorneys' fees, consultant


                                                       Initial NSS [ILLEGIBLE]
                                                       Date  6/25/98  6/26/98
and expert fees) arising during or after the Term hereof and arising as a result of Hazardous Substance contamination caused by the use, storage, generation, or disposal of Hazardous Substances on or in the Project by Landlord or Landlord's agents, employees, guests, invitees, contractors, or subcontractors (specifically excluding Tenant and Tenant's agents, guests, invitees, contractors, or subcontractors). This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. The foregoing indemnification and the responsibilities of Landlord shall survive the termination or expiration of this Lease.

        C. DEFINITION OF "HAZARDOUS SUBSTANCE". As used herein, "Hazardous Substance" means any substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, the state of Texas, or the United States Government. "Hazardous Substance" includes any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance" pursuant to state, federal, or local government law. "Hazardous Substance" includes but is not restricted to asbestos, polychlorobiphenyls, petroleum and petroleum distillates.

14.     ARCHITECTURAL BARRIERS

        A. LANDLORD'S OBLIGATIONS. Landlord hereby agrees to design and construct the base building and exterior portions of the Project (but specifically excluding the design or the Interior Improvements and any other Tenant Alterations) in compliance with the requirements of the Americans with Disabilities Act (the "ADA") and the Texas Architectural Barriers Act (the "TABA"). Landlord will indemnify and hold Tenant harmless from any and all claims, actions, causes of action, liability, loss, cost or expense, including court costs and attorneys fees, incurred by Tenant as a result of claims by third parties (including the federal government or the State of Texas but excluding any claims of Tenant or any subtenants of Tenant) based on the failure of the failure of the base building and exterior portions of the Project (but specifically excluding the design or the Premises) to comply with the ADA or the TABA.

        B. TENANT'S OBLIGATIONS. Tenant hereby agrees to design the Interior Improvements and all other Alterations by or for Tenant in compliance with the requirements of the ADA and the TABA. Tenant will indemnify and hold Landlord harmless from any and all claims, actions, causes of action, liability, loss, cost or expense, including court costs and attorneys fees, incurred by Landlord as a result of claims by third parties (including the federal government or the State of Texas) based on the failure of the Premises (but specifically excluding the base building and exterior portions of the Project designed and constructed by Landlord) to comply with the ADA or the TABA.

15.     INSPECTION.

Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours (or at any time in case of emergency) (i) to inspect the Premises, (ii) to make such repairs as may be required or permitted pursuant to this Lease, and/or (iii) during the last six
(6) months of the Lease term, for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available for lease. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

16.     ASSIGNMENT AND SUBLETTING.

Tenant shall not have the right to sublet, assign or otherwise transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord, which consent will not be unreasonably withheld so long as (i) the creditworthiness and financial condition of the proposed assignee or sublessee is satisfactory to Landlord, in Landlord's reasonable discretion, and (ii) the proposed use of the Premises by such proposed assignee or sublessee would not, in Landlord's reasonable opinion, be detrimental to the Building, the Project or the other tenants therein. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void. Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "TRANSFEREES"), by assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferees to which Landlord is entitled or is otherwise in contravention of this Paragraph 15. No assignment, subletting or other transfer, whether or not consented to by Landlord or permitted hereunder, shall relieve Tenant of its liability under this Lease. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations and liabilities hereunder. If Landlord consents to any subletting or assignment by Tenant as hereinabove provided and any category of rent subsequently received by Tenant under any such sublease is in excess of the same


                                                       Initial NSS [ILLEGIBLE]
                                                       Date  6/25/98  6/26/98
category of rent payable under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord may, at its option, declare such excess rents under any sublease or such additional consideration for any assignment to be due and payable by Tenant to Landlord as additional rent hereunder. The following shall additionally constitute an assignment of this Lease by Tenant for the purposes of this Paragraph 15: (i) if Tenant is a corporation, any merger, consolidation, dissolution or liquidation, or any change in ownership or owner entitled to vote thirty percent (30%) or more of Tenant's outstanding voting stock other than pursuant to (A) a registered public offering of Tenant's stock, (B) a sale of stock or a merger with another company whose stock is listed on a recognized exchange, or (C) a joint venture between Tenant and a third party; (ii) if Tenant is a partnership, joint venture or other entity, any liquidation, dissolution or transfer of ownership of any interests totaling thirty percent (30%) or more of the total interests in such entity; (iii) the sale, transfer, exchange, liquidation or other distribution of more than thirty percent (30%) of Tenant's assets, other than this Lease; or (iv) the mortgage, pledge, hypothecation or other encumbrance of or grant of a security interest by Tenant in this Lease, or any of Tenant's rights hereunder.

17.     CONDEMNATION.

If more than eighty percent (80%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall terminate and the rent shall be abated for the unexpired portion of this Lease, effective on the date of such taking. If less than eighty percent (80%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, or if the taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord, and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for Tenant's moving expenses or for the taking of Tenant's trade fixtures and personal property, if a separate award for such items is made to Tenant. Notwithstanding the foregoing, Tenant may pursue a separate award in condemnation, at its own expense, so long such award does not operate to reduce the award paid to Landlord.

18.     HOLDING OVER.

At the termination of this Lease by its expiration or otherwise, Tenant shall immediately deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If for any reason Tenant retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be deemed to be a tenancy at will only, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, an amount equal to one and one-half (1-1/2) times the rent in effect on the date of such termination of this lease, computed on a daily basis for each day of such period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 18 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

19.     QUIET ENJOYMENT.

Landlord represents that it has the authority to enter into this lease and that, so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

20.     EVENTS OF DEFAULT.

The following events (herein individually referred to as an "EVENT OF DEFAULT") each shall be deemed to be a default in or breach of Tenant's obligations under this Lease:

        A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) days from the date such payment was due. Notwithstanding the foregoing, Tenant shall be entitled to written notice from Landlord not more than two times during any twelve (12) consecutive month period that Tenant has failed to timely pay any rent or additional rent hereunder before such failure shall constitute an Event of Default. Unless Landlord receives such payment within ten (10) days after such written notice, Tenant's failure shall constitute an Event of Default.

                                                       Initial NSS [ILLEGIBLE]
                                                       Date  6/25/98  6/26/98

        B. Tenant shall (i) vacate or abandon all or a substantial portion of the Premises or (ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, in either event whether or not Tenant is in default of the rental payments due under this lease.

        C. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 23 hereof within twenty (20) days after such lien or encumbrance is filed against the Premises.

        D. Tenant shall default in the performance of any of its obligations under any other lease to Tenant from Landlord, or from any person or entity affiliated with or related to Landlord, including, without limitation, the Office Building Owner (as defined in EXHIBIT "E" attached hereto) and same shall remain uncured after the lapsing of any applicable cure periods provided for under such other lease.

        E. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this paragraph) and shall not cure such failure within thirty (30) days after written notice thereof from Landlord.

21.     REMEDIES.

Upon each occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

        (a) Terminate this Lease;

        (b) Enter upon and take possession of the Premises without terminating this Lease;

        (c) Make such payments and/or take such action and pay and/or perform whatever Tenant is obligated to pay or perform under the terms of this Lease, and Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from such action; and/or

        (d) Alter all locks and other security devices at the Premises, with or without terminating this Lease, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, and Tenant hereby expressly agrees that Landlord shall not be required to provide to Tenant the new key to the Premises, regardless of hour, including Tenant's regular business hours;

and in any such event Tenant shall immediately vacate the Premises, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefore. In the event of any violation of Section 93.002 of the Texas Property Code by Landlord or by any agent or employee of Landlord, Tenant hereby expressly waives any and all rights Tenant may have under Paragraph (g) of such Section 93.002.

        A. DAMAGES UPON TERMINATION. If Landlord terminates this Lease at Landlord's option, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to (i) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Paragraph 1, less (ii) the present value of the then fair market rental for the Premises for such period, provided that, because of the difficulty of ascertaining such value and in order to achieve a reasonable estimate of liquidated damages hereunder, Landlord and Tenant stipulate and agree, for the purposes hereof, that such fair market rental shall in no event exceed seventy five percent (75%) of the rental amount for such period set forth in Paragraph 2A above.

        B. DAMAGES UPON REPOSSESSION. If Landlord repossesses the Premises without terminating this Lease, Tenant at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts require to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1, diminished by all amounts actually received by Landlord through reletting the premises during such remaining term (but only to the extent of the rent herein reserved). Actions to collect amounts due by Tenant to Landlord under this paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until the expiration of the lease term.

        C. COSTS OF RELETTING, REMOVING, REPAIRS AND ENFORCEMENT. Upon an
Event of Default, in addition to any sum provided to be paid under this Paragraph 21, Tenant also shall be liable for and shall pay to Landlord (i) broker's fees and all other costs and expenses incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing, storing or disposing of Tenant's or any other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants;
(iv) any and all costs and expenses incurred by Landlord in effecting compliance with Tenant's obligations under this Lease; and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies hereunder, including without limitation all reasonable attorneys' fees and all court costs incurred in connection with such enforcement or defense.

        D. LATE CHARGE. In the event Tenant fails to make any payment due hereunder within five (5) days after such payment is due, including without limitation any rental or escrow payment, in order to help defray the additional cost to Landlord for processing such late payments and not as interest, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

        E. INTEREST ON PAST DUE AMOUNTS. If Tenant fails to pay any sum which at any time becomes due to Landlord under any provision of this Lease as and when the same becomes due hereunder, and such failure continues for ten (10) days after the due date for such payment, then Tenant shall pay to Landlord interest on such overdue amounts from the date due until paid at an annual rate which equals the lesser of (i) eighteen percent (18%) or (ii) the highest rate then permitted by law.

        F. NO IMPLIED ACCEPTANCES OR WAIVERS. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Landlord of Tenant's surrender of the Premises, it being understood that such surrender can be effected only by the written agreement of Landlord. Tenant and Landlord further agree that forbearance by Landlord to enforce any of its rights under this lease or at law or in equity shall not be a waiver of Landlord's right to enforce any one or more of its rights, including any right previously forborne, in connection with any existing or subsequent default. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant, and, notwithstanding any such reletting or re-entry or taking possession of the Premises, Landlord may at any time thereafter elect to terminate this lease for a previous default. Pursuit of any remedies hereunder shall not preclude the pursuit of any other remedy herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of any rent following an Event of Default hereunder shall not be construed as Landlord's waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants of this lease shall be deemed or construed to constitute a waiver of any other violation or default.

        G. RELETTING OF PREMISES. In the event of any termination of this Lease and/or repossession of the Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting, with no obligation to accept any lessee that Landlord deems undesirable, to expend any funds in connection with such reletting or collection of rents therefrom, or to lease the Premises in preference to any other space that Landlord may have available for lease at the time. Tenant shall not be entitled to credit for or reimbursement of any proceeds of such reletting in excess of the rental owed hereunder for the period of such reletting. Landlord may relet the whole or any portion of the Premises, for any period, to any tenant and for any use or purpose.

        H. LANDLORD'S DEFAULT. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the premises and not thereafter. The term "LANDLORD" shall mean only the owner, for the time being, of the Premises and, in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, provided that such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or the Building; however, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

        I. TENANT'S PERSONAL PROPERTY. If Landlord repossesses the Premises pursuant to the authority herein granted, or if Tenant vacates or abandons all or any part of the Premises, then Landlord shall have the right to (i) keep in place and use, or (ii) remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant, at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. In addition to the Landlord's other rights hereunder, Landlord may dispose of the stored property if Tenant does not claim the property within ten (10) days after the date the property is stored. Landlord shall give
Tenant at least ten (10) days prior written notice of such intended disposition. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("CLAIMANT") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and tenant stipulates and agrees that the rights granted Landlord under this paragraph are commercially reasonable.

22.     MORTGAGES.

Subject to Tenant receiving a non-disturbance agreement from the mortgagee of the Property, Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building, provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust. If any mortgage, deed of trust or security agreement is enforced by the mortgagee, the trustee, or the secured party, Tenant shall, upon request, attorn to the mortgagee or purchaser at such foreclosure sale, or any person or party succeeding to the interest of Landlord as a result of such enforcement, as the case may be, and execute instrument(s) confirming such attornment. In the event of such enforcement and upon Tenant's attornment as aforesaid, Tenant will automatically become the tenant of the successor to Landlord's interest without change in the terms or provisions of this Lease; provided, however, that such successor to Landlord's interest shall not be bound by (a) any payment of Rent for more than one month in advance (except prepayments for security deposits, if any), or (b) any amendments or modifications of this Lease made without the prior written consent of such Lessor or mortgagee. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee, trustee or holder for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or to confirm Tenant's agreement of attornment. In consideration of Tenant's subordination and attornment agreements set forth above, Landlord shall provide Tenant with a non-disturbance agreement from its lender. Tenant shall not terminate this Lease or pursue any other remedy available to Tenant hereunder for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to any mortgagee, trustee or holder of any such mortgage or deed of trust, the name and post office address of which Tenant has received written notice, specifying the default in reasonable detail and affording such mortgagee, trustee or holder a reasonable opportunity (but in no event less than thirty (30) days) to make performance, at its election, for and on behalf of Landlord.

23.     MECHANIC'S LIENS.

Tenant has no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises. Tenant will save and hold Landlord harmless from any and all loss, costs expense, including without limitation attorneys' fees, based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

24.     MISCELLANEOUS.

        A. INTERPRETATION. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease. Any reference in this Lease to rentable area shall mean the gross rentable area as determined by the roofline of the building in question.

        B. BINDING EFFECT. Except as otherwise herein expressly provided, the terms, provisions and covenants and conditions in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises and in the Building and other property that are the subject of this Lease.

        C. EVIDENCE OF AUTHORITY. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

        D. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, acts of God, labor disputes or other events beyond the control of Landlord.

        E. PAYMENTS CONSTITUTE RENT. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

        F. ESTOPPEL CERTIFICATES. Tenant agrees from time to time, within ten (10) days after request of Landlord to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, any defaults existing under this Lease (or the absence thereof) and such other factual or legal matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease. Tenant's failure to timely comply with the requirements of this Paragraph 24F will constitute an Event of Default under this Lease, notwithstanding the existence of any notice and opportunity to cure periods which would otherwise apply to extend the time period within which Tenant may respond.

        G. ENTIRE AGREEMENT. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations or representations not expressly set forth in this Lease are of no force or effect. EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE, TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY PARTICULAR PURPOSE. Landlord's agents and employees do not and will not have the authority to make exceptions, changes or amendments to this Lease, or factual representations not expressly contained in this Lease. Under no circumstances shall Landlord or Tenant be considered an agent of the other. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

        H. SURVIVAL OF OBLIGATIONS. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonable estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded, including without limitation the cost of repairs to and replacements of all heating and air conditioning systems and equipment therein. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord may, at Landlord's option, be credited against any amounts due from Tenant under this Paragraph 24H.

        I. SEVERABILITY OF TERMS. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then, in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

        J. EFFECTIVE DATE. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

        K. BROKERS' COMMISSION. Tenant represents and warrants that it has dealt with Oxford Commercial and Pyramid Properties, Inc. in connection with this transaction or future related transactions and that no other broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

        L. AMBIGUITY. Landlord and tenant hereby agree and acknowledge that this Lease has been fully reviewed and negotiated by both Landlord and Tenant, and that Landlord an Tenant have each had the opportunity to have this Lease reviewed by their respective legal counsel, and, accordingly, in the event of any ambiguity herein, Tenant does hereby waive the rule of construction that such ambiguity shall be resolved against the party who prepared this Lease.

        M. THIRD PARTY RIGHTS. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

        N. EXHIBITS AND ATTACHMENTS. All exhibits, attachments, riders and addenda referred to in this Lease, and the exhibits listed herein below and attached hereto, are incorporated into this lease and made a part hereof for all intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

        0. APPLICABLE LAW. This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas. It is the intent of Landlord and Tenant to conform strictly to all applicable state and federally usury laws. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

25.     NOTICES.

Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

        (i) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

        (ii) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

        (iii) Except as expressly provided herein, any written notice, document or payment required or permitted to be delivered hereunder shall be deemed to be delivered when received or, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

        LANDLORD'S ADDRESS:

        S.W. Office Building, Ltd.
        c/o Pyramid Properties
        1717 West Sixth Street, Suite 380
        Austin, Texas 78703

        TENANT'S ADDRESS:

        (Prior to Commencement Date)

        Silicon Laboratories, Inc.
        -------------------------------
        2024 E. St. Elmo Road
        -------------------------------
        Austin TX 78744-1018
        -------------------------------


        (After Commencement Date)

           Silicon Laboratories, Inc.
           4609 Southwest Parkway
           Austin, TX 78735

        Silicon Laboratories, Inc.
        4609 Southwest Parkway
        Austin, Texas 78735

26.     EXHIBITS.

EXHIBITS "A", "B" "C" and "D" are attached hereto and are hereby incorporated into this Lease as fully as if herein set forth at length.

27. TENANT'S RIGHT TO OBTAIN FINANCING FOR AND TO LEASE TENANT'S PERSONAL PROPERTY AND EQUIPMENT.

        Tenant shall have the right to grant any security interests in Tenant's REMOVABLE furniture, fixtures and equipment located in the Premises for the purpose of securing any indebtedness provided by a third party. Tenant may also lease any such furniture, fixtures and/or equipment from one or more equipment lessors and grant security interests in such furniture, fixtures and/or equipment to such equipment lessors in connection with such leases. Upon request Landlord will execute one or more consent and/or subordination agreements subordinating any landlord's lien rights held by Landlord to any such security interests or leases. Notwithstanding the foregoing, in no event will Tenant have the right to grant any lien, mortgage or security interest in any portion of the Building or in this Lease.

28.     LANDLORD'S CONDITIONS TO PERFORMANCE

        Notwithstanding anything contained in this Lease to the contrary, Landlord's obligations hereunder are specifically conditioned upon Landlord achieving substantial completion of the Premises not later than March 31, 1999. In the event Landlord does not achieve substantial completion of the Premises by March 31, 1999, Tenant, as Tenant's sole and exclusive remedy, may terminate this Lease in writing at any time after March 31, 1999 and before Landlord achieves substantial completion of the Premises. In the event Tenant terminates this Lease pursuant to this paragraph, Landlord will return all advance payments of rent and Security Deposits theretofore paid to Landlord by Tenant and all Letters of Credit theretofore delivered to Landlord by Tenant and will reimburse and refund Tenant for all moneys theretofore expended by Tenant in connection with the construction of the Interior Improvements pursuant to paragraph 5b of EXHIBIT "C" attached hereto, as well as any moneys remaining in the escrow account for Tenant's Proportionate Share of the cost of the Interior Improvements.

        EXECUTED BY LANDLORD, this 26th day of June, 1998.


                             S.W. AUSTIN OFFICE BUILDING, LTD., A TEXAS LIMITED PARTNERSHIP

                             By:  /s/ [ILLEGIBLE]
                                ----------------------------------------------
                             Name:    [ILLEGIBLE]
                                  --------------------------------------------
                             Title:      Partner
                                   -------------------------------------------

        EXECUTED BY TENANT, this 25th day of June, 1998.

                             SILICON LABORATORIES, INC., A DELAWARE CORPORATION

                             By:  /s/ Navdeep Sooch
                                ----------------------------------------------
                             Name:    NAVDEEP SOOCH
                                  --------------------------------------------
                             Title:    PRESIDENT
                                   -------------------------------------------



ATTACH EXHIBITS:

EXHIBIT "A" - Legal Description of the Property and Floor Plan of the Premises EXHIBIT "B" - Schematic Plans for the Building
EXHIBIT "C" - Work Letter for Interior Improvements
EXHIBIT "D" - Renewal Option

                                   EXHIBIT "A"
                       LEGAL DESCRIPTION OF THE PROPERTY

BUILDING:    Tech Center Southwest

ADDRESS:     4609 Southwest Parkway, Suite 100
             Austin, Texas 78735

LEGAL
DESCRIPTION: Lot 1, Boston 290 Office Park Section Two-A, a subdivision in
             Travis County, Texas, according to the map or plat of record in Volume 100, Pages 58-59 of the Plat Records of Travis County, Texas.

                                  EXHIBIT "A"
                           FLOOR PLAN OF THE PROMISES

                       To be attached prior to execution


                                   [FLOOR PLAN]

                                  EXHIBIT "A"
                            SITE PLAN OF THE PROJECT


                                   [SITE PLAN]

                                    EXHIBIT "B"
                               PLANS FOR THE PROJECT

                                     [PHOTO]

                                  EXHIBIT "C"
                                  WORK LETTER

1.      INTERIOR IMPROVEMENTS.

        Reference herein to "INTERIOR IMPROVEMENTS" shall include all work to be done in the Premises pursuant to the Interior Improvements Plans (defined in paragraph 2 below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint, wallpaper, fabric and all other coverings), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets, and other millwork, and any other improvements required by Tenant which are not included in the Plans for the Project. Landlord and Tenant hereby agree that unless otherwise agreed to, the design architect for the Interior Improvements will be RTG Partners (the "INTERIOR DESIGN ARCHITECT") and the general contractor for the construction of the Interior Improvements will be Marcon Construction Company (the "CONTRACTOR").

2.      INTERIOR IMPROVEMENTS PLANS.

        Immediately after execution of the Lease, Tenant shall meet with representatives of the Interior Design Architect for the purpose of promptly preparing a space plan and selecting materials and finishes for the layout and construction of improvements in the Premises. After the preparation of the space plan and after Tenant's written approval thereof, the Interior Design Architect shall prepare final working drawings and specifications for the Interior Improvements based on the space plan and submit the same to Tenant for Tenant's approval. Such final working drawings and specifications are referred to herein as the "INTERIOR IMPROVEMENTS PLANS". A copy of the space plan and the Interior Improvements Plans, and each revised version thereof, shall also be submitted to Landlord for Landlord's reasonable approval simultaneously with submission to Tenant. Tenant shall promptly review each version of the space plan and the Interior Improvements Plans and deliver any comments to the Interior Design Architect expeditiously, and in no event later than five (5) days after receipt of the same, so that the Interior Improvements Plans are finally approved by Tenant within thirty (30) days after the date of this Lease. After approval of the Interior Improvements Plans by Landlord and Tenant, the same shall be submitted to the appropriate governmental body by the Interior Design Architect for plan checking and issuance of a building permit. The Interior Design Architect, with Tenant's cooperation, shall cause to be made to the Interior Improvements Plans any changes necessary to obtain the building permit. Landlord's approval of the Interior Improvements Plans shall create or impose no liability or responsibility on Landlord for their completeness, design sufficiency or compliance with all applicable laws, rules and regulations of governmental agencies or authorities. Tenant shall work together with the Interior Design Architect, Landlord and the Contractor diligently to finally approve the Interior Improvements Plans and the final pricing for the construction of the Interior Improvements not later than sixty (60) days after the date of this Lease.

3.      FINAL PRICING AND DRAWING SCHEDULE.

        After the approval of the Interior Improvements Plans by Landlord and Tenant, the Interior Improvement Plans shall be submitted to the appropriate governmental body by the Interior Design Architect for plan checking and the issuance of a building permit. Landlord, with Tenant's cooperation, shall cause to be made to Tenant Improvement Plans any changes necessary to obtain the building permit. Concurrently with the plan checking, Landlord shall have prepared a final pricing for Tenant's approval, taking into account any modifications which may be required to reflect changes in Tenant Improvement Plans required by the city or county in which the Premises are located. After final approval of the Tenant Improvement Plans, no further changes may be made thereto without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes.

4.      CONSTRUCTION OF INTERIOR IMPROVEMENTS.

        After the Interior Improvement Plans have been prepared and approved, the final pricing, based on subcontractors' competitive bids, has been approved, a building permit for the Interior Improvements has been issued, and the construction of the Project has progressed to the point that the Contractor can begin construction of the Interior Improvements, the Contractor shall begin construction and installation of the Interior Improvements in accordance with Interior Improvement Plans. Landlord shall supervise the completion of such work and shall secure substantial completion of the work in a timely manner. The cost of such work shall be paid as provided in Section 5 below. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord's reasonable control arising as a result of acts of God or delays by Tenant or Tenant's agents or employees.

5.      PAYMENT FOR THE INTERIOR IMPROVEMENTS.

        a. Tenant shall be responsible for the entire cost of the design, construction and permitting of the Interior Improvements. In order to defray a portion of the cost of the Interior Improvements, however, Landlord hereby grants to Tenant an "INTERIOR IMPROVEMENTS ALLOWANCE" in the amount of Six Hundred Eighty Thousand Four Hundred Dollars ($680,400.00). The Interior Improvements Allowance shall be used only for:

                (1) Payment of the cost of space planning; provided, however, that not more than $0.10 per rentable square foot) of the Interior Improvements Allowance may be used for such planning work.

                (2) Payment of the cost of preparing the Interior Improvements Plans, including mechanical, electrical, plumbing and structural drawings, and of all other aspects necessary to complete the Interior Improvements Plans; provided, however, that not more than $0.35 per rentable square foot of the Interior Improvements Allowance may be used for plan preparation.

                (3) Payment of plan check, permit, and license fees relating to construction of the Interior Improvements.

                (4) Construction of the Interior Improvements including, but not limited to, the following:

                        (a) Installation within the Premises of all
                partitioning, doors, cabinets, floor coverings, ceiling, wall coverings and painting, millwork, and similar items;

                        (b) All electrical wiring, lighting fixtures, outlets
                and switches, and other electrical work to be installed within the Premises;

                        (c) The furnishing and installation of all duct work,
                terminal boxes, diffusers, and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises;

                        (d) Any additional Tenant requirements, including, but
                not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control, or other special systems;

                        (e) All fire and life safety control systems such as
                fire walls, halon, fire alarms, including piping, wiring and accessories installed within the Premises;

                        (f) All plumbing, fixtures, pipes and accessories to be
                installed within the Premises;

                        (g) Testing and inspection costs; and

                        (h) Contractors' fees, including but not limited to any
                fees based on general conditions, and supervisory fees.

                (5) All other costs to be expended by Landlord in the construction of the Interior Improvements in accordance with the Interior Improvements Plans.

        b. In the event that the cost of installing the Interior Improvements, as established by Landlord's final pricing schedule, shall exceed the Interior Improvements Allowance, or if any of the Interior Improvements do not qualify for payment out of the Interior Improvement Allowance as provided in Paragraph 5 a, above, the amount which is in excess of the Interior Improvements Allowance (the "EXCESS") shall be paid by Tenant. Not later than sixty (60) days after the date of this Lease, Tenant shall deposit the Excess in a segregated account (the "ESCROW ACCOUNT") at a bank or savings institution in Austin, Texas acceptable to Landlord and upon which Landlord has sole signatory and withdrawal authority. Upon request by Landlord, Tenant will provide Landlord with evidence of the deposit of the Excess into the Escrow Account. Landlord shall pay Tenant's Proportionate Share of the cost of the construction of the Interior Improvements out of such Escrow Account periodically as such costs are incurred. As the construction of the Interior Improvements proceeds, Landlord will periodically provide Tenant with an invoice for Tenant's Proportionate Share of the cost of the Interior Improvements. "Tenant's Proportionate Share" of such costs from time to time shall be equal to the total cost of the Interior Improvements to the date of such invoice, minus the amount previously paid by Tenant under this paragraph, multiplied by a fraction, the numerator of which is the original amount of the Excess and the denominator of which is the total cost of the Interior Improvements. Simultaneously with delivery to Tenant of the backup invoice for each periodic installment of the cost to construct the Interior Improvements, Landlord will be authorized to draw Tenant's Proportionate Share of such costs out of the Escrow Account. Subject to the foregoing, Landlord will make payment to all suppliers of materials and labor in connection with the construction of the Interior Improvements.

        c. In the event that, after the Interior Improvement Plans have been prepared and the final pricing therefor has been agreed to between Landlord and Tenant, Tenant shall require any changes or substitutions to the Interior Improvements Plans, any additional costs related thereto shall be paid by Tenant to Landlord prior to the commencement of construction of the Interior Improvements. Landlord shall have the right to decline Tenant's request for change to the Interior Improvement Plans if, in Landlord's opinion, such changes would unreasonably delay construction of the Interior Improvements.

        d. No unused portion of the Interior Improvement Allowance shall be refunded to Tenant or available to Tenant as a credit against any obligations of Tenant under the Lease.

        e. No portion of the Interior Improvements Allowance will be disbursed by Landlord until such time as the Interior Improvements Plans have been finalized and agreed to by Landlord and Tenant, the final pricing for the construction and installation of the Interior Improvements has been agreed to by Tenant and any Excess (as such term is defined in paragraph 5 b, above) has been deposited by Tenant into the account referred to in paragraph 5b, above.

6.      WARRANTY.

        Landlord will provide a one year warranty on the construction and installation of the Interior Improvements. Landlord will pass any subcontractors' and manufacturers' warranties on all appliances and equipment but Landlord will not provide any warranty with respect to appliances or equipment installed for Tenant.

                                  EXHIBIT "D"
                                 RENEWAL OPTION

1. OPTION TO RENEW TERM.

        Landlord grants to Tenant the right (the "RENEWAL OPTION") to renew this Lease with respect to all, but not less than all, of the Premises for one (1) additional term of five (5) years (the "RENEWAL TERM"), such Renewal Term commencing upon the expiration of the initial Term and continuing for five (5) years thereafter. The Renewal Option is granted on the same terms, conditions and covenants set forth in this Lease, except as provided below. The Renewal Option may be exercised only by written notice (the "NOTICE") delivered to Landlord no earlier than two hundred forth (240) days before, and no later than one hundred eighty (180) days before, the expiration of the initial Lease Term. If Tenant fails to deliver Landlord written Notice of the exercise of the Renewal Option within the prescribed time period, the Renewal Option shall lapse, and thereafter shall be null and void and of no further force or effect and Tenant shall be deemed to have waived its right to renew or extend the Lease Term under this EXHIBIT "D". The Renewal Option may only be exercised by Tenant on the express condition that, at the time of the exercise, Tenant is not in default under any of the provisions of this Lease. The Renewal Option is personal to Tenant and may not be exercised by any assignee or subtenant without Landlord's written consent. In addition, Tenant shall not have the right to exercise the Renewal Option of any portion of the Premises is subleased or if any portion of the Lease has been assigned by Tenant.

        a. Upon receipt of the Renewal Option Notice, Landlord will deliver Tenant notice of the Base Rent to be in effect for the Renewal Term. In no event shall the Base Rent for the Renewal Term be less than the rate of Base Rent in effect at the expiration of the initial Term. Such Base Rent shall be equal to market rent for comparable space as reasonably determined by Landlord, it being understood that as of the date of this Lease, there is no space which is comparable to the Premises in the vicinity of the Premises. Upon receipt of Landlord's determination of the Base Rent for the Renewal Term, Tenant shall have the right to accept or reject the same. If Tenant specifically rejects Landlord's designation of Base Rent for the Renewal Term in writing within five (5) days after Landlord has notified Tenant of the Base Rent for the Renewal Term then Tenant, as its sole remedy, will be deemed to have revoked its election to renew the term of this Lease, whereupon the Renewal Option will, be deemed to have been waived by Tenant and the Renewal Option shall lapse, and thereafter shall be null and void and of no further force or effect. If Tenant fails to deliver notice of rejection of the Base Rent within the five (5) day period referred to above, Tenant shall be deemed to have accepted Landlord's designation of Base Rent for the Renewal Term and Tenant may not thereafter revoke its election to Renew.

        b. Tenant shall pay Base Rent during the Renewal Term to Landlord in monthly installments in the amount or amounts determined pursuant to paragraph a, above, along with all other Rent and other amounts due under the Lease, including without limitation, all rental adjustments pursuant to Paragraph 2C of the Lease.

        c. Landlord shall not be obligated to make any alterations or improvements to the Premises during or in connection with the Renewal Term.

        d. Except for the Renewal Option described above, Tenant shall have no further right to renew or extend this Lease.

                       FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "FIRST AMENDMENT") is entered into by and between S.W. AUSTIN OFFICE BUILDING, LTD., A TEXAS LIMITED PARTNERSHIP ("LANDLORD"), and SILICON LABORATORIES, INC., A DELAWARE CORPORATION ("TENANT") effective as of the 29th day of July, 1998.

                                    RECITALS

     A. Landlord and Tenant executed a certain Lease Agreement (the "LEASE") dated June 25, 1998, covering approximately 37,800 square feet of space in a building to be built (the "BUILDING") located at 4635 Boston Lane, Austin, Texas 78735.

     B. The Lease and the Ancillary Agreements (hereinafter defined) incorrectly refer to the address of the Building as being 4609 Southwest Parkway instead of 4635 Boston Lane.

     C. Landlord and Tenant desire to amend the Lease and the Ancillary Agreements to correct the address of the Building stated therein.

     NOW, THEREFORE, in consideration of the premises, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, Landlord and Tenant agree as follows:

                                   AGREEMENTS

     1. AMENDMENT TO LEASE AND ANCILLARY DOCUMENTS. All references in the Lease and in all documents and instruments executed in connection therewith, including, without limitation, that certain Side Letter Agreement (regarding environmental report), that certain Letter Agreement (regarding approval of the issuer of the Letter of Credit and zoning), that certain Parking Structure Agreement, and that certain Right of First Refusal and Option Agreement (collectively, the "ANCILLARY AGREEMENTS") to the address of the Building as being 4609 Southwest Parkway are hereby amended to provide that the address of the Building is 4635 Boston Lane, Austin, Texas 78735.

     2. CAPITALIZED TERMS. All capitalized terms used herein shall have the meaning ascribed to them in the Lease unless specifically defined herein.

     3. EFFECT OF AMENDMENT. The Lease and the Ancillary Agreements, as hereby amended, shall continue in full force and effect. All of the other terms of the Lease and the Ancillary Agreements shall remain unchanged and shall continue in full force and effect.

     4. COUNTERPARTS. This First Amendment may be executed in several counterparts and all counterparts so executed shall together be deemed to constitute one final agreement as if signed by all parties hereto and all counterparts shall be deemed to be an original.

     5. AMENDMENT CONTROLLING. The provisions of this First Amendment shall supersede and control over any conflicting provisions in the Lease and the Ancillary Agreements.

          EXECUTED to be effective as of the date first above written.

                                   LANDLORD:

                                   S.W. AUSTIN OFFICE BUILDING, LTD., A
                                   TEXAS LIMITED PARTNERSHIP

                                   By: [ILLEGIBLE]
                                      ----------------------------
                                   Name:
                                        --------------------------
                                   Title:
                                         -------------------------


                                   TENANT:

                                   SILICON LABORATORIES, INC., A DELAWARE
                                   CORPORATION

                                   By:  /s/ Navdeep Sooch
                                      ----------------------------
                                   Name:  Navdeep S. Sooch
                                        --------------------------
                                   Title:     President
                                         -------------------------

                       SECOND AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "SECOND AMENDMENT") is entered into by and between S.W. AUSTIN OFFICE BUILDING, LTD., A TEXAS LIMITED PARTNERSHIP ("LANDLORD"), and SILICON LABORATORIES, INC., A DELAWARE CORPORATION ("TENANT"), effective as of the 20th day of August, 1998.

                                    RECITALS

     A. Landlord and Tenant executed a certain Lease Agreement (the "ORIGINAL LEASE") dated June 25, 1998, covering approximately 37,800 square feet of space in a building to be built (the "BUILDING") located at 4635 Boston Lane, Austin, Texas 78735.

     B. Landlord and Tenant have heretofore amended the Original Lease pursuant to that certain First Amendment to Lease Agreement dated July 29, 1998 (the "FIRST AMENDMENT").

     C. Tenant desires to delay the construction of the Interior Improvements and the Commencement Date of the Lease Term and to provide for an option to terminate the Lease.

     D. In order to accommodate the foregoing, Landlord and Tenant now desire to further amend the Lease as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, Landlord and Tenant agree as follows:

                                   AGREEMENTS

     1. AMENDMENT TO LEASE AND ANCILLARY AGREEMENTS. The Original Lease, as amended by the First Amendment, is hereinafter referred to as the "Lease".

     2. PAYMENT FOR BUILDING SHELL CHANGE ORDERS. Prior to the execution hereof, Tenant has remitted payment to Landlord for two change orders to the base building requested by Tenant in the respective amounts of $29,720.00 and $11,950.00. Landlord and Tenant agree that the amounts stated in the foregoing sentence constitute reimbursements to Landlord for the cost of changes to the Building which were requested by Tenant and therefore, such amounts are not refundable to Tenant under any circumstances.

     3. REVISED DUE DATE FOR DELIVERY OF LETTER OF CREDIT. The Letter of Credit referenced in SECTION 2 of the Lease shall be delivered to Landlord on or before September 8, 1998.

     4. LIMITED RIGHT OF TERMINATION. Landlord hereby grants Tenant a limited right of termination of the Lease as set forth in this paragraph 4. Tenant may exercise the option to terminate the Lease by failing to deliver the Letter of Credit by September 8, 1998, for any reason. Tenant's failure to deliver the Letter of Credit in the required form by September 8, 1998 will constitute an irrevocable election on Tenant's part to terminate the Lease. In the event the Lease is terminated pursuant to this paragraph, Landlord, as Landlord's sole and exclusive remedy, will retain the $151,200.00 lease termination cash security deposit heretofore tendered by Tenant as a lease termination fee and not as a penalty. It is agreed that the $151,200 fee is a 2 reasonable fee and constitutes just compensation for the right to terminate the Lease as set forth above.

     5. OXFORD COMMERCIAL, INC. COMMISSION IN THE EVENT OF TERMINATION OF LEASE. In the event the Lease is terminated pursuant to Paragraph 4, above, Tenant will assume all responsibility for payment of all leasing commissions, if any, due or payable to Oxford Commercial, Inc. in connection with the Lease. Oxford Commercial, Inc. agrees to look only to Tenant for payment of all compensation due or to become due in connection with the Lease. In the event of termination of the Lease in accordance with Paragraph 4, above, Oxford Commercial, Inc. and Tenant will indemnify, defend and hold Landlord harmless from any cost or claim of Oxford Commercial, Inc., or any agent, broker or person claiming a right to a leasing commission or fee by, through or under Oxford Commercial, Inc., by reason of the Lease. The indemnity obligations set forth herein shall survive any termination or cancellation of the Lease notwithstanding any contrary provision contained herein or therein. Oxford Commercial, Inc. hereby joins in the execution of this Second Amendment to confirm its agreement to be bound by the provisions of this Paragraph 5.

     6. DELAY OF COMMENCEMENT OF CONSTRUCTION OF INTERIOR IMPROVEMENTS. At Tenant's request, Landlord agrees to delay the commencement of construction of the Interior Improvements until finalization of the Interior Improvements Plans as set forth in paragraph 7, below. It is acknowledged and agreed that Landlord may commence construction of the Interior Improvements at any time after the finalization of the Interior Improvements Plans in order to meet Landlord's construction schedule. Pursuant to paragraph 10, below, Tenant is not required to pay the Excess into the Escrow Account until January 4, 1999. Landlord's election to commence construction of the Interior Improvements prior to January 4, 1999, will not operate to accelerate Tenant's obligation to pay the Excess into the Escrow Account prior to January 4, 1999.

     7. FINALIZATION OF INTERIOR IMPROVEMENTS PLANS. In the event the Lease is not terminated as aforesaid, Tenant will proceed to finalize the Interior Improvements Plans not later than November 30, 1998, in order to enable Landlord to achieve substantial completion of the Interior Improvements in a timely manner.

     8. DELAY OF COMMENCEMENT DATE AND INTERIM RENT PAYMENTS. The Commencement Date shall be determined as set forth in SECTION 1B of the Lease except that the period from the Effective Date until January 1, 1999 shall not be includible as a Tenant Delay for purposes of SECTION 1B(ii) of the Lease. The Base Rent and other charges provided for in the Lease shall be due and payable in the manner and in the amounts set forth in the Lease, beginning on the Commencement Date. As consideration to Landlord (and provided that the Lease is not terminated as provided in paragraph 4, above), Tenant will pay Landlord, in advance, without demand, deduction or set off, the sum of $20,000.00 per month as interim rent (the "INTERIM RENT") commencing on October 1, 1998 and continuing through the month of December, 1998, for a total of $60,000.00 in Interim Rent to be paid in $20,000.00 increments on October 1, 1998, November
1, 1998 and December 1, 1998.

     9. SUBLEASING. Tenant does not intend to initially occupy the entirety of the Building. In order to defray a portion of the costs associated with leasing the Premises, however, Tenant intends to sublease portions of the Premises to third party users. Nothing in the foregoing sentence will be deemed to modify the provisions of SECTION 16 of the Lease or Landlord's obligations with respect thereto. Specifically, it is hereby confirmed that Landlord has the right to approve any subtenant of a portion of the Premises in accordance with the provisions of SECTION 16 of the Lease and Landlord has no obligation to assist Tenant in locating any acceptable subtenants.

     10. CONSTRUCTION OF INTERIOR IMPROVEMENTS. In order to accommodate the foregoing changes, the following modifications will be made to the procedures set forth in EXHIBIT "C" of the Lease regarding the Interior Improvements:

          a. The entire 37,800 sq. ft. building will be finished out at a minimum $18.000 per square foot level of finish, or as may be subsequently agreed to in writing between Landlord and Tenant on or before November 30, 1998.

          b. The portion of the Premises to be occupied by Tenant may be finished out at a level which is higher than the $18.00 per square foot minimum level provided that the Excess (as such term is defined in SECTION 5b of EXHIBIT "C" attached to the Lease) shall be deposited by Tenant into the Escrow Account (as such term is defined in SECTION 5b of EXHIBIT "C" attached to the Lease) on or before January 4, 1999.

          c. Any portion of the Premises not to be initially occupied by Tenant may be finished out on behalf of a subtenant at a level which is higher than the $18.00 per square foot minimum level provided that the Excess related to such portion of the Premises shall also be deposited by Tenant into the Escrow Account on or before January 4, 1999.

     11. DELETION OF EXPANSION OPTION. The Expansion Option [as such term is defined in that certain Right of First Refusal and Option Agreement (the "RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT") dated of even date with the Lease and executed by Landlord, Tenant and 290 Office Building, Ltd. regarding space in the office building located 5613 Highway 290 West, Austin, Texas], is hereby deleted in its entirety, is null, void and of no further force or effect, as fully as if the Expansion Option had never been granted in the first place.

     12. SUSPENSION OF RIGHT OF FIRST REFUSAL. The Rights of First Refusal granted to Tenant in the Right of First Refusal and Option Agreement are hereby suspended until January

4, 1999. Accordingly, the Office Building Owner is free to lease any and all of the space in the Office Building to any party whatsoever without the obligation to offer any part thereof to Tenant through January 3, 1999, at which time Tenant's rights to the Rights of First Refusal, if any, will be deemed to be revived, but only to the extent provided in the Right of First Refusal and Option Agreement and only as to space leased after January 3, 1999.

     13. AMENDMENT TO SECTION 28 OF THE LEASE. SECTION 28 of the Lease is hereby deleted in its entirety and is replaced with the following:

     "Notwithstanding anything contained in this Lease to the contrary, Landlord's obligations hereunder are specifically conditioned upon Landlord achieving substantial completion of the Premises not later than June 30, 1999, subject to any extensions for force majeure and delays caused by Tenant (not including the suspension of the commencement of construction of the Interior Improvements until January 4, 1999). In the event Landlord does not achieve substantial completion of the Premises by June 30, 1999, Tenant, as Tenant's sole and exclusive remedy, may terminate this Lease in writing at any time after June 30, 1999 and before Landlord achieves substantial completion of the Premises. In the event Tenant terminates this Lease pursuant to this paragraph, Landlord will return all advance payments of rent and Security Deposits theretofore paid to Landlord by Tenant and all Letters of Credit theretofore delivered to Landlord by Tenant and will reimburse and refund Tenant for all moneys theretofore expended by Tenant in connection with the construction of the Interior Improvements pursuant to paragraph 5b of EXHIBIT "C" attached hereto, as well as any moneys remaining in the escrow account for Tenant's Proportionate Share of the cost of the Interior Improvements."

     14. CAPITALIZED TERMS. All capitalized terms used herein shall have the meaning ascribed to them in the Lease unless specifically defined herein.

     15. EFFECT OF AMENDMENT. The Lease and the Ancillary Agreements (as defined in the First Amendment), as hereby amended, shall continue in full force and effect. All of the other terms of the Lease and the Ancillary Agreements shall remain unchanged and shall continue in full force and effect.

     16. COUNTERPARTS. This Second Amendment may be executed in several counterparts and all counterparts so executed shall together be deemed to constitute one final agreement as if signed by all parties hereto and all counterparts shall be deemed to be an original.

     17. AMENDMENT CONTROLLING. The provisions of this Second Amendment shall supersede and control over any conflicting provisions in the Lease and the Ancillary Agreements.

        EXECUTED to be effective as of the date first above written.

                                       LANDLORD:

                                       S.W. AUSTIN OFFICE BUILDING, LTD., A
                                       TEXAS LIMITED PARTNERSHIP

                                       By: /s/ Manuel Zuniga
                                          ---------------------------------
                                       Name:  MANUEL ZUNIGA
                                            -------------------------------
                                       Title:  PARTNER
                                             ------------------------------


                                       TENANT:

                                       SILICON LABORATORIES, INC., A DELAWARE
                                       CORPORATION

                                       By: /s/ Navdeep Sooch
                                          ---------------------------------
                                       Name:  NAVDEEP SOOCH
                                            -------------------------------
                                       Title:  PRESIDENT
                                             ------------------------------


EXECUTED by the undersigned for purposes of Paragraph 5, above.

                                       OXFORD COMMERCIAL, INC., A TEXAS
                                       CORPORATION

                                       By: /s/ Michael K. Tipps
                                          ---------------------------------
                                       Name:  Michael K. Tipps
                                            -------------------------------
                                       Title:  Managing Principal
                                             ------------------------------